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                                                                   EXHIBIT 10.10

                       REVOLVING LINE OF CREDIT AGREEMENT


         This Revolving Line of Credit Agreement (the "AGREEMENT") is made and entered into this 9th day of February, 1998, by and between KEYBANK NATIONAL ASSOCIATION, a national banking association ("LENDER") and SAXTON INCORPORATED, a Nevada corporation ("BORROWER").

         In consideration of the mutual covenants and agreements contained herein, Lender and Borrower agree as follows:

         1. LINE OF CREDIT. Subject to all of the terms and conditions contained in this Agreement and the other Loan Documents, as hereinafter defined, Lender hereby establishes a revolving line of credit (the "CREDIT LINE") for Borrower in the principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) (the "CREDIT Limit") for the uses and purposes herein set forth. The Credit Line shall be available to Borrower from the date of this Agreement through and including March 1, 1999 (the "MATURITY DATE"); provided, however, Lender may, in its sole discretion, agree to extend the Maturity Date by written agreement, in which event the term "Maturity Date" shall mean the last day of the extended term. The Credit Line shall be further segregated into three sublines, as described in Paragraph 2 below. Borrower shall execute and deliver to Lender a Promissory Note for the principal amount of the Credit Limit and which is in form and content satisfactory to Lender. All sums advanced on the Credit Line or pursuant to the terms of this Agreement (each an "ADVANCE") shall be treated as an advance or disbursement under the Promissory Note and shall be added to the outstanding principal balance thereof.

         2. SUBLINES AND SUBLIMITS. The Credit Line shall be segregated into the following sublines (each a "SUBLINE" and, collectively, the "SUBLINES"), each having a credit limit (a "SUBLIMIT") as indicated below:

                  a. Working Capital Subline. The Working Capital Subline has a Sublimit of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00). The proceeds of all Advances on the Working Capital Subline shall be used to provide funds for the general working capital requirements of Borrower.

                  b. Acquisition and Development Subline. The Acquisition and Development Subline has a Sublimit of FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00). The proceeds of all Advances on the Acquisition and Development Subline shall only be used to (1) pay or reimburse Borrower for "soft costs" (excluding developer's fees owed to Borrower or any of its affiliates) with respect to future development projects undertaken by Borrower, or (2) acquire the assets, stock, or similar ownership interests of other companies and businesses; provided, however, Borrower shall not use the proceeds of any Advance to acquire or hold shares of stock subject to the restrictions of Regulation U of the Board of Governors of the Federal Reserve.

                  c. Land Acquisition Subline. The Land Acquisition Subline has a Sublimit of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00). The proceeds of all Advances on the Land Acquisition Subline shall be used only to purchase land for future use and development by



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Saxton or its affiliates. Notwithstanding anything in this Agreement to the contrary, the principal amount of each Advance on the Land Acquisition Subline shall not exceed sixty-five percent (65%) of the appraised value of the land being acquired. Such value shall be determined by an appraiser acceptable to Lender and which satisfies all of Lender's internal and regulatory requirements for similar loans and property, including without limitation, the internal review and approval of any outside appraisal.

         The proceeds from each Advance on a Subline shall only be used for the purpose or purposes indicated for such Subline and shall not be used for any other purpose without Lender's prior written consent. If Lender gives its consent on one or more occasions, such conduct shall not establish a course of business practice or otherwise obligate Lender to grant its consent for similar uses in the future.

         3. REQUEST FOR ADVANCES. Any request for an Advance may be made from time to time and in such amounts as Borrower may choose, provided, however, any requested Advance will not, when added to the outstanding principal balance of all previous Advances, exceed the Sublimit for the Subline under which the Advance is made or, when added to the outstanding principal balance of all Advances, exceed the Credit Limit. Requests for Advances shall be in writing by such officer of Borrower authorized by it to request such Advances. Until such time as Lender may be notified otherwise, Borrower hereby authorizes James C. Saxton, its President, and Michele Saxton Pori, its Executive Vice President, (each an "AUTHORIZED OFFICER") to request Advances. Lender may deposit or credit the amount of any requested Advance to Borrower's checking account with Lender or may otherwise disburse the same in accordance with the instructions given by an Authorized Officer. Lender may refuse to make any requested Advance if an Event of Default, as hereinafter defined, has occurred and is continuing hereunder either at the time the request is given or the date the Advance is to be made, or if an event has occurred or condition exists which, with the giving of notice or passing of time or both, would constitute an Event of Default hereunder as of such dates.

         4. INTEREST; DEFAULT INTEREST. All sums advanced pursuant to this Agreement shall bear interest from the date each Advance is made until paid in full at a variable or floating rate equal to the sum of an index and a margin (the sum of which is the "EFFECTIVE RATE"), where the index is Lender's Prime Rate and the margin is one hundred (100) basis points (i.e., 1%). Changes to the Effective Rate will be made on and effective as of the first day of each month based on the Prime Rate in effect as of the preceding day. Lender need not give Borrower prior notice of any changes in the Prime Rate. Interest will be calculated on a basis of a 360-day year and charged for the actual number of days elapsed. As used herein, the term "PRIME RATE" means the interest rate established and designated as such from time to time by Lender. Such rate is an index based on certain factors selected from time to time by Lender such as the prime or the base lending rates announced by other lenders. The Prime Rate serves as the basis upon which effective rates of interest are determined for variable-rate loans made by Lender which use that term as an index. Prime Rate does not necessarily mean the lowest or best rate at which Lender may make a loan or otherwise extend credit.

         Notwithstanding the foregoing, upon the occurrence of an Event of Default hereunder, the margin used to determine the Effective Rate shall immediately increase by an additional four hundred (400) basis points (i.e., 4%), and shall continue at such increased rate, both before and after

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judgment, until the Credit Line has been repaid in full and all of Borrower's other obligations to Lender hereunder have been fully paid and discharged.

         5. FEES AND OTHER EXPENSES. Borrower agrees to pay to Lender a loan or commitment fee in the amount of $100,000.00 upon execution of this Agreement. Such fee shall be deemed fully earned and non-refundable. In addition, Borrower agrees to pay an Advance fee at the time each Advance is made equal to fifty
(50) basis points (i.e., .5%) times the principal amount of the Advance. Borrower also agrees to pay or reimburse Lender for all of Lender's costs and expenses incurred by Lender in connection with the transaction contemplated herein, including without limitation appraisal fees, fees and expenses of environmental consultants, premiums for title policies, recording and filing fees, and reasonable legal fees and expenses. Such fees shall be due and payable upon execution of this Agreement, or if incurred thereafter, upon demand by Lender. Borrower authorizes Lender to automatically pay all such fees from an Advance on the Credit Line.

         6. REPAYMENT. Borrower shall pay accrued interest on the outstanding principal balance of all Advances monthly commencing on the first day of the month following the date of this Agreement and continuing on the first day of each month thereafter. The entire unpaid principal balance of each Advance, together with any accrued interest and other unpaid charges or fees thereon, shall be due and payable as follows:

                  a. Working Capital Subline. The entire unpaid principal balance of all Advances made on the Working Capital Subline shall be due and payable on the Maturity Date; provided, however, Borrower shall be required to pay the Working Capital Subline in full and refrain from any draws thereof for a period of thirty (30) consecutive days during each 12-month period of this Agreement.

                  b. Acquisition and Development Subline. The entire unpaid principal balance of each Advance made on the Acquisition and Development Subline shall be due and payable on the date that is one year plus one day from the date such Advance was made.

                  c. Land Acquisition Subline. The entire unpaid principal balance of each Advance made on the Land Acquisition Subline shall be due and payable on the date that is one year plus one day from the date such Advance was made.

         Notwithstanding the foregoing, upon the occurrence of an Event of Default, Lender may, in its discretion, declare the entire unpaid principal balance of all Advances, togther with accrued interest and other unpaid fees and charges under the Loan Documents, to be immediately due and payable. All payments shall be made to Lender in lawful money of the United States of America at such place as Lender may, from time to time, designate. Any payment not received by Lender within ten (10) days after its scheduled due date shall be subject to a late charge equal to four percent (4%) of the amount of the delinquent payment or $25.00, whichever is greater. Any payment falling due on a Saturday, Sunday, or other day on which banks in the State of Utah are authorized to be closed for the general transaction of business, shall be due on the next succeeding day; provided, however, for purposes of determining late charges, whether an Event of Default has occurred, or other matters pertaining to the payment due dates, such payment shall be considered to have been


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due on its regularly-scheduled payment date. All payments received hereunder shall be applied, first, to any late charge; second, any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; third, to accrued interest; and fourth, to principal; provided, however, upon the occurrence of an Event of Default, Lender may change the priority of the application of payments as it deems appropriate. Borrower may prepay principal at any time without penalty.

         7. COLLATERAL. The payment of all Advances, interest thereon, and other fees and charges due under the Loan Documents shall be secured by, and Borrower hereby grants Lender a security interest in and to the following (collectively, the "COLLATERAL"):

                  a. The Assigned Contracts, as such term is used and defined in an "Assignment of Contracts as Collateral" executed and delivered, or to be executed and delivered, by Borrower and Nevada Housing Opportunities LLC, a Nevada limited liability company, contemporaneously with this Agreement.

                  b. The real property and improvements acquired, in whole or part, with the proceeds of any Advance on the Land Acquisition Subline, including an assignment of all rents, leases, profits, and contracts with respect thereto.

                  Borrower agrees to execute, or to cause to be executed, such assignments, security agreements, deeds of trust, mortgages, financing statements, and such other documents and instruments as Lender may reasonably request in order to effect and perfect its security interest in the Collateral. Such documents and instruments, together with this Agreement and the Promissory Note, are referred to as the "LOAN DOCUMENTS."

         8. CONDITIONS PRECEDENT TO ALL ADVANCES. Lender shall not be required to make any Advance hereunder unless and until the following conditions have been satisfied in a manner acceptable to Lender:

                  a. All of the Loan Documents required by Lender have been duly executed, acknowledged (if so required), and delivered to Lender, and such documents are in full force and effect.

                  b. A Corporate Resolution by Borrower's Board of Directors and secretary's certificate have been duly executed and delivered to Lender and are in full force and effect.

                  c. The representations and warranties contained in this Agreement and the other Loan Documents are then true with the same effect as though the representations and warranties had been made and given at such time. The request for an Advance by Borrower shall constitute a reaffirmation to Lender that all such representations and warranties remain true and correct in all material respects to the same extent as though given the time such request is made, and that all conditions precedent listed in this Paragraph 8 have been, and continue to be, satisfied in all respects as of the date such request is made.


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                  d. The security interest of Lender in and to the Collateral is valid, perfected, in full force and effect, and constitutes a first lien position senior in interest and right to all other liens, claims, and encumbrances except as to matters which Lender has agreed to accept.

                  e. No Event of Default hereunder has occurred and is continuing, and no condition exists or event has occurred which, with the passing of time or the giving of notice or both, would constitute an Event of Default hereunder.

                  f. All of the parties to the Assigned Contracts have given their written consent to such assignment to Lender in form and content satisfactory to Lender, including without limitation consents to give notice to Lender of certain defaults or other matters pertaining to the Assignment Contracts, and such consent is in full force and effect.

         9. ADDITIONAL CONDITIONS PRECEDENT TO ADVANCES ON THE LAND ACQUISITION SUBLINE. In addition to the conditions precedent described in Paragraph 8 above, Lender shall not be required to make any Advance with respect to the Land Acquisition Subline unless and until the following conditions have been satisfied in a manner acceptable to Lender:

                  a. Borrower has executed, acknowledged, and delivered, or has caused to be executed, acknowledged, and delivered, to Lender a deed of trust, mortgage, and assignment of leases, rents, and contracts, all in form and content acceptable to Lender, encumbering the real property and improvements being purchased, in whole or part, with the proceeds of the intended Advance (the "REAL PROPERTY").

                  b. Borrower has provided to Lender, at Borrower's expense, an ALTA lender's policy of title insurance with respect to the Real Property, insuring Lender's lien thereon for the principal amount of such Advance to be in a first lien position senior in time, interest, and right to all other liens, claims, and encumbrances except liens for taxes, assessments, and similar governmental charges which are not yet due and payable; zoning restrictions, mineral reservations, utility easements, covenants, conditions, and restrictions of record which shall neither defeat nor render invalid the lien of Lender nor materially impair the merchantability or value of the Real Property; and such other matters which Lender has agreed in writing to accept (collectively, the "PERMITTED ENCUMBRANCES"). Such policy of title insurance shall also contain such endorsements as Lender may require, including without limitation comprehensive (CLTA 100), variable rate (ALTA 6 or its equivalent), open street (CLTA 103.7), and an endorsement deleting the creditor's rights exclusion.

                  c. Lender has obtained an appraisal on the Real Property from an independent appraiser acceptable to it which has been reviewed and approved by Lender and which substantiates that the amount of the requested Advance is not more than 65% of the appraised value of such Real Property. The costs of such appraisal shall be paid by Borrower.

                  d. For each Advance over $1,000,000, Borrower has provided to Lender a current "phase I" environmental site assessment with respect to the Real Property which has been prepared and issued by an environmental consultant acceptable to Lender in accordance with


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industry standards, and such assessment and the matters reported therein are acceptable to Lender. Borrower and any guarantor shall have executed and delivered to Lender an environmental indemnity agreement with respect to the Real Property that is in form and substance satisfactory to Lender.

                  e. If any buildings or similar improvements are located on the Real Property, Borrower has provided to Lender, at Borrower's expense, a property and casualty extended or all risks insurance policy insuring such improvements for their full replacement value. Such insurance policy shall be with a company acceptable to Lender, shall have an "agreed value" endorsement, shall contain a mortgagee loss payable clause naming Lender, and shall include a betterment and increased cost endorsement. Borrower shall provide Lender with a certificate or evidence of such insurance using the ACORD 27 format. During the period that any improvements are being constructed on the Real Property, Borrower shall also obtain, at Borrower's cost, "builder's all-risk" insurance with completed operations coverage.

                  f. Borrower has provided such other documents, instruments, certificates, and reports with respect to the Real Property as is customary for Lender to obtain in connection with similar loans made by it which are secured by similar property.

                  g. If the Real Property is to be transferred to or held in the name of any affiliate of Borrower, such affiliate shall have executed and delivered to Lender an absolute and unconditional guaranty as to such Advance in form and content satisfactory to Lender.

         10. REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement and to make the Advances provided for herein, Borrower represents and warrants to Lender as follows:

                  a. Borrower is a duly organized corporation, validly existing, and in good standing under the laws of the State of Nevada with the power to own its assets and to transact business in Nevada, and in such other states where its business is conducted.

                  b. Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents.

                  c. The execution, delivery and performance of this Agreement and each document incident hereto will not violate any provision of any applicable law, regulation, order, judgment, decree, article of incorporation, by-law, indenture, contract, agreement, or other undertaking to which Borrower is a party, or which purports to be binding on Borrower or its assets and will not result in the creation or imposition of a lien on any of its assets, other than the security interest granted to Lender in the Collateral.

                  d. There is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its assets which, if


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adversely determined, either in any single instance or in the aggregate, would have a material adverse affect on the financial condition of Borrower, the operation of its business, or the Collateral.

                  e. Any financial statements which have heretofore been provided to Lender by Borrower or at Borrower's request, are correct, complete, and truly, fairly, and accurately represent the financial position of Borrower as of the date of such financial statements. Since the date of such statements there have been no material adverse changes.

                  f. No information or report furnished by Borrower to Lender in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  g. Borrower has (1) filed all applicable federal, state, and local tax returns or other statements required to be filed in connection with its business, including those for income taxes, sales taxes, property taxes, payroll taxes, payroll withholding amounts, FICA contributions, and similar items; (2) maintained appropriate reserves for the accrual of the same; and (3) paid when due all such taxes, or sums or assessments made in connection therewith. Provided, however, that (until distraint, foreclosure, sale, or similar proceedings have been commenced) nothing herein will require Borrower to pay any sum or assessment, the validity of which is being contested in good faith by proceedings diligently pursued and as to which adequate reserves have been made.

                  h. Lender's security interest in the Collateral is a first lien position senior in interest, right and title to all other liens, claims, and encumbrances of any kind except the Permitted Encumbrances.

         11. AFFIRMATIVE COVENANTS. So long as any sum remains unpaid hereunder, in whole or in part, Borrower covenants and agrees that, except with the prior written consent of Lender, it shall do the following:

                  a. Borrower shall furnish to Lender such financial reports, statements, and information concerning itself, its business operations, and its affiliates as Lender may from time to time require. At a minimum, such financial information shall include (1) within 45 days after the end of each fiscal quarter, quarter financial statements which may be internally prepared by Borrower; (2) within 150 days after the end of Borrower's fiscal year, audited annual financial statements containing an unqualified opinion by an independent certified public accountant; and (3) within 45 days after filing, copies of federal income tax returns, together with all exhibits and schedules thereto. All financial statements provided under this clause shall set forth Borrower's assets, liabilities, and operating statements prepared in accordance with generally accepted accounting principles. Borrower shall furnish such additional information regarding its business affairs and financial condition as Lender may from time to time reasonably request.

                  b. Borrower shall notify Lender of any Event of Default under the terms hereof and of any litigation, proceeding, or development which, either in any single instance or in the aggregate, may have a material adverse effect on Borrower's ability to perform under the terms of this Agreement or the other Loan Documents.


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                  c. Borrower shall duly observe and conform to all valid
requirements of any governmental authority relative to the conduct of its business, its properties, or its assets and will maintain and keep in full force and effect its corporate existence and all licenses and permits necessary to the proper conduct of its business.

                  d. Borrower shall keep proper books of records and accounts in which full, true, and correct entries will be made of all dealings or transactions relating to its business and activities.

                  e. Borrower shall (1) file all applicable federal, state, and local tax returns or other statements required to be filed in connection with its business, including those for income taxes, sales taxes, property taxes, payroll taxes, payroll withholding amounts, FICA contributions, and similar items; (2) maintain appropriate reserves for the accrual of the same; and (3) pay when due all such taxes, or sums or assessments made in connection therewith. Provided, however, that (until distraint, foreclosure, sale, or similar proceedings have been commenced) nothing herein will require Borrower to pay any sum or assessment, the validity of which is being contested in good faith by proceedings diligently pursued and as to which adequate reserves have been made.

                  f. Borrower shall permit any person designated in writing by Lender to visit and inspect any of the corporate books and financial records of Borrower and to discuss its affairs and finances with its principal officers, all at such reasonable times and as often as Lender may in good faith request, subject to any reasonable conditions imposed by Borrower.

                  g. Borrower shall at all times maintain (1) a minimum net worth of $25,000,000, and (2) a maximum debt to worth ratio of 3.5 to 1. Such determinations shall be made from time to time by Lender in accordance with its standard internal procedures and practices, and Borrower shall fully cooperate with Lender in providing such information as Lender may require to make such determinations.

                  h. At least quarterly, Borrower shall provide to Lender a certification signed by the chief executive officer or chief financial officer of each partnership with respect to the Assigned Contracts stating that the Assigned Contracts are in full force and effect, that no default has occurred thereunder, and that no condition exists or event has occurred which, with the giving of notice or the lapse of time or both, would constitute a default thereunder. If such certificates cannot be provided because such certifications would be untrue, such officers shall instead provide Lender with a written statement describing in reasonable detail the grounds therefor.

         12. NEGATIVE COVENANTS. So long as any amounts due hereunder remain unpaid in whole or in part, Borrower covenants that it will not do any of the following:

                  a. Unless Borrower is to be the surviving corporation, Borrower shall not enter into any transaction of merger or consolidation, or acquire the assets or business of a person or other entity without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed.


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                  b. Borrower shall not make any loans or advances to any person or other entity other than in the normal and ordinary course of business now conducted; or guarantee or otherwise become liable upon the obligations of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the normal and ordinary course of business. This restriction will not apply to loans to any subsidiaries or affiliates of Borrower.

                  c. Borrower shall not create or permit to exist any lien, claim, or encumbrance on the Collateral or any part thereof, except as granted to Lender and the Permitted Encumbrances. Borrower shall not do or refrain from doing any act which may in any manner adversely affect Lender's interest in the Collateral or diminish the value thereof.

         13. RIGHT OF FIRST REFUSAL TO EXTEND CREDIT. Borrower shall give Lender a right of first refusal to be the lender for any new loan or extension of credit obtained by Borrower in excess of $1,000,000 prior to the Maturity Date. Borrower shall give Lender written notice of any such proposed loan or credit request, including information concerning any collateral, pricing, and other terms and conditions applicable to such financing. Upon receipt of such notice and any other information that Lender may reasonably request to evaluate the credit request, Lender shall notify Borrower within seven (7) Banking Days, as hereinafter defined, if it desires to extend such credit upon the terms and conditions contained in such notice. If Lender fails to notify Borrower within such time period, it shall be deemed to have waived its right of first refusal and Borrower may thereafter obtain such loan or extension of credit upon substantially the same terms and conditions contained in the notice. The waiver of Lender's right of first refusal herein on one or more occasions shall not constitute a waiver of such right for future loans or extensions of credit.

         14. EVENTS OF DEFAULT. The occurrence of any of the following events or conditions shall constitute an "EVENT OF DEFAULT" hereunder:

                  a. Failure to pay any principal or interest hereunder within ten (10) days after the same becomes due.

                  b. Any representation or warranty made by Borrower in this Agreement or any other Loan Document, in connection with any borrowing or request for an Advance hereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made.

                  c. Default by Borrower in the observance or performance of any other covenant or agreement contained in this Agreement or the Promissory Note, other than a default constituting a separate and distinct Event of Default under this Paragraph 14, and the continuance of the same unremedied for a period of twenty (20) days after notice thereof is given to Borrower.

                  d. Default by Borrower in the observance or performance of any other covenant or agreement contained in any Loan Document other than this Agreement or the Promissory Note, or in any other document or agreement made and given in connection with this Agreement, other than a default constituting a separate and distinct Event of Default under this Paragraph 14, and the


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continuance of the same unremedied for a period of thirty (30) days after notice thereof is given to Borrower unless a shorter cure period is provided in such other documents.

                  e. Any of the documents executed and delivered in connection herewith for any reason ceases to be valid or in full force and effect or the validity or enforceability of which is challenged or disputed by any signer thereof, other than Lender.

                  f. Borrower shall default in the payment of principal or interest on any other obligation for borrowed money other than hereunder, or defaults in the payment of the deferred purchase price of property beyond the period of grace, if any, provided with respect thereto, or defaults in the performance or observance of any obligation or in any agreement relating thereto, if the effect of such default is to cause or permit the holder or holders of such obligation (or trustee on behalf of such holder or holders) to cause such obligation to become due prior to the stated maturity.

                  g. Filing by Borrower or any guarantor of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

                  h. Filing of an involuntary petition against Borrower or any guarantor in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

                  i. All or any substantial part of the property of Borrower shall be condemned, seized, or otherwise appropriated, or custody or control of such property is assumed by any governmental agency or any court of competent jurisdiction, and is retained for a period of thirty (30) days.

                  j. The aggregate amounts owing and projected to be owing under the Assigned Contracts for development fees, property management fees, incentive management fees, and builders profits are less than $15,000,000 at any time during 1998 or $12,000,000 at any time during 1999, based on reasonable projections and assumptions acceptable to Lender and after excluding such amounts that may be in dispute.

         15. REMEDIES. Upon the occurrence of an Event of Default, Lender may declare the entire unpaid principal balance of the Credit Line, together with accrued interest thereon and other unpaid fees and charges owing under the Loan Documents, to be immediately due and payable without presentment, demand, protest, or other notice of any kind. Lender may suspend or terminate any obligation it may have hereunder to make additional Advances. Lender may proceed against Borrower, any guarantor, or the Collateral simultaneously or in any order it chooses. To the fullest extent permitted by law, Borrower waives any right to presentment, demand, protest, or notice of any kind in connection with this Agreement. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the


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exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law, in equity, or under any of the Loan Documents. Borrower agrees to pay all costs of collection incurred by reason of the default, including without limitation court costs and reasonable attorney's fees, including such expenses incurred before, during, or subsequent to any litigation, bankruptcy, reorganization, receivership, or other proceeding, and continuing to all such expenses in connection with any appeal to higher courts arising out of matters associated herewith.

         16. NOTICES. Unless otherwise specifically provided herein, all notices required to be given shall be in writing addressed to the respective party as set forth below and may be personally served, sent by facsimile transmission, or sent by overnight courier service or United States mail. Such notices shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if sent by facsimile transmission, on the date of transmission if transmitted by 4:00 p.m. (Salt Lake City time) on a day on which Lender is generally open for business (a "BANKING DAY") or, if not, on the next succeeding Banking Day; (c) if delivered by overnight courier, one (1) Banking Day after delivery to such courier properly addressed; or (d) if by United States mail, three (2) Banking Days after depositing in the United States mail, postage prepaid and properly addressed. Notices shall be addressed as follows:

         If to Lender:              KeyBank National Association

                                    Attn: Thomas Brennan
                                    KeyBank Tower, Suite 1909
                                    50 South Main Street
                                    Salt Lake City, Utah 84144
                                    Facsimile No.: (801) 535-1083

         If to Borrower:            Saxton Incorporated
                                    Attn: James C. Saxton
                                    5440 West Sahara Avenue, Suite 201
                                    Las Vegas, Nevada 89102
                                    Facsimile No.: (702) 221-1127

or to such other address as the party to whom such notice is intended shall have previously designated by written notice to the serving party.

         17. GENERAL PROVISIONS. All representations and warranties made in this Agreement and the Promissory Note and in any certificate delivered pursuant thereto shall survive the execution and delivery of this Agreement and the making of any loans hereunder. This Agreement will be binding upon and inure to the benefit of Borrower and Lender, their respective successors and assigns, except that Borrower may not assign or transfer its rights or delegate its duties hereunder without the prior written consent of Lender. The Loan Documents shall be governed by and construed and interpreted in accordance with the laws of the State of Utah without regard to its conflict of law rules. Time is of the essence hereof. Lender may set off against any debt or account it owes Borrower, whether presently existing or hereafter arising, in accordance with its rules and regulations governing deposit accounts then in existence, and for such purposes is hereby granted a security interest in all such accounts.

         18. ENTIRE AGREEMENT. This Agreement, the Promissory Note, the other Loan Documents, and all other documents and instruments made and given contemporaneously herewith or pursuant to the terms hereof, constitute the entire understanding and agreement of Borrower and Lender with respect to the general subject matter thereof; supersede all prior negotiations, discussions, and agreements with respect thereto; may not be contradicted by evidence of any alleged oral agreement; and may not be amended, modified, or rescinded in any manner except by written agreement signed by the parties which clearly and unequivocally expresses an intent to amend, modify, or rescind the same.

         19. JURY WAIVER. THE PARTIES HEREBY WAIVE THE RIGHT TO HAVE A JURY DETERMINE OR ADVISE ANY MATTER, CLAIM, OR DISPUTE ARISING IN CONNECTION WITH THE LOAN DOCUMENTS, THE TRANSACTIONS DESCRIBED THEREIN, OR THE ADMINISTRATION THEREOF, INCLUDING SUCH MATTERS ARISING UNDER PRINCIPLES OF TORT, CONTRACT, OR STATUTORY LAW.


         EXECUTED on the day and year first written above.




                  BORROWER:                 SAXTON INCORPORATED, a Nevada
                                            corporation


                                            By: /s/ JAMES C. SAXTON
                                                --------------------------------
                                            Title:  President
                                                   -----------------------------


                  LENDER:                   KEYBANK NATIONAL ASSOCIATION


                                            By:
                                                --------------------------------
                                            Title:
                                                   -----------------------------




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